UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________________________________
FORM 8-K
  _______________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2025
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UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)
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Delaware	0-21044	33-0204817
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)
15147 N. Scottsdale Road, Suite H300, Scottsdale, Arizona 85254-2494
(Address of principal executive offices and zip code)
(480) 530-3000
(Registrant’s telephone number, including area code)
  _______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	UEIC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 8, 2025, Bryan M. Hackworth informed the Board of Directors (the "Board") of Universal Electronics Inc. ("UEI" or the “Company”) that he would retire from his position as Chief Financial Officer of the Company, effective as of September 5, 2025. Mr. Hackworth’s retirement from the Company is not the result of any disagreement on matters relating to the Company’s operations, policies, or practices.

On August 11, 2025, Edward K. Zinser informed the Board of his decision to resign, effective August 22, 2025, from his position as a member of the Board. Mr. Zinser's resignation was not a result of any disputes or disagreements with management or the Board.

The Board appointed John Mutch to serve as chair of UEI's Audit Committee in place of Mr. Zinser, and appointed Rômulo C. Pontual to serve as a member of the Audit Committee, effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: August 13, 2025	By: /s/ Richard K. Carnifax
Richard K. Carnifax
Interim Chief Executive Officer
(Principal Executive Officer)

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